UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2017

PARKERVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On July 11, 2017, the shareholders of ParkerVision, Inc. (the “Company”) approved an amendment to the ParkerVision 2011 Long-Term Incentive Equity Plan (the “2011 Plan”) to increase the number of shares authorized for issuance under the 2011 Plan from 1,950,000 to 3,000,000 shares. The amendments to the 2011 Plan as well as a summary of the 2011 plan are more fully described on pages 25 to 33 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 22, 2017 (“Proxy Statement”), which description is incorporated herein by reference.

The foregoing summary of the material terms and conditions of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2016, the shareholders of the Company approved an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.   The board of directors of the Company approved the amendment on April 18, 2017. The amendment is more fully described on pages 16 to 17 of the Proxy Statement, which description is incorporated herein by reference.

Articles of amendment to the Company’s articles of incorporation setting forth the amendment were filed with the Department of State of the State of Florida on July 11, 2017, and the amendment became effective on such date.

The foregoing summary of the material terms and conditions of the articles of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the articles of amendment, which are included as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held its 2017 annual meeting of shareholders on July 11, 2017. At the annual meeting, the Company’s shareholders considered proposals: (1) to elect three Class III members of the Company’s board of directors to hold office until the third ensuing annual meeting and until their respective successors are duly elected and qualified and to elect one Class II member of the board to serve until the 2018 annual meeting and until his respective successor is duly elected and qualified; (2) to approve an amendment to the articles of incorporation of the Company, as amended, to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000; (3) to approve, on an advisory basis, the Company’s named executive officer compensation; (4) to approve an amendment to increase the number of shares reserved for issuance under the ParkerVision 2011 Long-Term Incentive Equity Plan; and (5) to ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017.

The shareholders elected Messrs. John Metcalf, Paul Rosenbaum, Robert Sterne, and Frank Newman to the Board of Directors. The following is a tabulation of votes cast for and withheld from each director, as well as the number of broker non-votes with respect to each director:

Nominee	For	Withheld	Broker Non-votes
John Metcalf	6,146,908	610,540	7,469,057
Paul Rosenbaum	6,714,562	42,886	7,469,057
Robert Sterne	6,126,176	631,272	7,469,057
Frank Newman	6,714,308	43,140	7,469,057

The shareholders also approved an amendment to the articles of incorporation of the Company, as amended, to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000.  The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
13,325,836	738,552	162,117	0

The shareholders also approved, to approve, on an advisory basis, to approve the Company’s named executive officer compensation. The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
6,568,842	133,912	54,694	7,469,057

The shareholders also approved an amendment to increase the number of shares reserved for issuance under the ParkerVision 2011 Long-Term Incentive Equity Plan.  The following is a tabulation of votes cast for and against the proposal, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
6,185,964	547,842	23,642	7,469,057

The shareholders also ratified the appointment of PWC as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017.    The following is a tabulation of votes cast for and against the ratification of PWC, as well as the number of abstentions and broker non-votes.

For	Against	Abstentions	Broker Non-votes
14,186,200	29,259	11,046	0

Item 9.01.Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description

3.1	Articles of Amendment to and Restated Articles of Incorporation dated July 11, 2017 effective July 11, 2017
10.1	2011 Long-Term Incentive Equity Plan, as amended and restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2017
PARKERVISION, INC.

By /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to and Restated Articles of Incorporation dated July 11, 2017 effective July 11, 2017
10.1	2011 Long-Term Incentive Equity Plan, as amended and restated